INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in the Registration Statements of Innodata Corporation on Form S-8 (Registration No. 33-85530, dated October 21, 1994 and Registration No. 333-3466, dated April 11, 1996) and on Form S-3 (Registration No. 333-3464, dated April 11, 1996) of our report dated March 14, 1997, appearing in the Annual Report on Form 10-KSB of Innodata Corporation for the year ended December 31, 1996.

Margolin,  Winer  &  Evens  LLP
Garden  City,  New  York
March  14,  1997